SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): July 16, 1997
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                          SPECIALTY CARE NETWORK, INC.
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                 (Exact Name of Registrant Specified in Charter)


      Delaware                     0-22019                    62-1623449
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   (State or Other            (Commission File             (I.R.S. Employer
   Jurisdiction of                 Number)                Identification No.)
   Incorporation)




      44 Union Boulevard, Suite 600
           Lakewood, Colorado                                    80228
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(Address of Principal Executive Offices)                       (Zip Code)




       Registrant's telephone number, including area code: (303) 716-0041
                                                          ----------------



           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

         On July 16, 1997, the Company acquired, through merger, substantially all of the assets and certain liabilities (the "MAOS Merger") of Mid-Atlantic Orthopaedic Specialists, P.C., a Maryland professional corporation ("MAOS"), pursuant to the terms of a Merger Agreement, dated June 30, 1997, among the Company, MAOS, Robert J. Cirincione, M.D., Richard S. Milford, M.D., Michael T. Stowell, M.D., and Thomas G. Amalfitano, M.D. (the "MAOS Agreement"). MAOS is an orthopaedic practice located in Hagerstown, Maryland. In connection with the MAOS Merger, the common stock of MAOS was exchanged for aggregate consideration of approximately $3,435,000 consisting of approximately $1,792,000 in cash and 146,520 shares Company Common Stock, valued at $11.2125 per share (the average of the closing asking price of Company Common Stock during the 10-day period immediately preceding June 30, 1997). The cash portion of the consideration paid for assets pursuant to the MAOS Agreement was from the Company's line of credit. The assets acquired from MAOS pursuant to the MAOS Merger include certain equipment used by MAOS in the practice of orthopaedic medicine. In connection with the MAOS Merger, the Company entered into a service agreement with Mid-Atlantic Orthopaedic Specialists/Drs. Cirincione, Milford, Stowell and Amalfitano, P.C., a new orthopaedic practice formed by the former shareholders of MAOS, pursuant to which the Company has agreed to provide management, administrative and development services to the new practice. The Company will make available to the new practice the equipment it acquired in the MAOS Merger.

         On July 22, 1997, Specialty Care Network, Inc. (the "Company") acquired, through merger, substantially all of the assets and certain liabilities (the "HRKP Merger") of Drs. Howell, Ryder, Kells & Persons, Inc., a Virginia professional corporation ("HRKP"), pursuant to the terms of a Merger Agreement, dated June 30, 1997, among the Company, HRKP, Douglas U. Kells, M.D., and Jeffrey B. Persons, M.D. (the "HRKP Merger Agreement"). HRKP is a two physician orthopaedic group with its headquarters in Suffolk, Virginia. In connection with the HRKP Merger, the common stock of HRKP was exchanged for aggregate consideration of approximately $2,182,000 consisting of approximately $1,141,000 in cash and 90,492 shares of Company Common Stock, valued at $11.2125 per share (the average of the closing asking price of Company Common Stock during the 10-day period immediately preceding June 30, 1997). In addition to the consideration paid to the HRKP shareholders, the Company also issued 2,318 shares of Company Common Stock to an administrator of the practice as consideration for services rendered to HRKP by such third party in connection with the HRKP Merger. The cash portion of the consideration paid for the assets pursuant to the HRKP Merger Agreement was from the Company's line of credit. The assets acquired from HRKP pursuant to the HRKP Merger include certain equipment used by HRKP in the practice of medicine. In connection with the HRKP Merger, the two physician owners of HRKP became parties to that certain First Amended and Restated Service Agreement dated as of July 22, 1997 by and among, the Company, Orthopaedic Surgery Centers, P.C., II, J.C. Porter Collier, Jr., M.D., Richard D. Knauft, M.D., Wayne T. Johnson, M.D., Ernesto Luciano-Perez, M.D., Mark B. Kerner, M.D., Douglas U. Kells, M.D. and Jeffrey B. Persons, M.D., pursuant to which the Company has agreed to provide management, administrative and development services to the new practice. The Company will make available to the new practice the equipment it acquired in the HRKP Merger.


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


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (b)      Pro Forma Financial Information (unaudited).


                  To be filed on Form 8-K/A as soon as practicable, but not later than 60 days after this Form 8-K is filed.

         (c)      Exhibits.

                  2.1 Merger Agreement, dated June 30, 1997, by and among the Company, Drs. Howell, Ryder, Kells & Persons, Inc., Douglas U. Kells, M.D. and Jeffrey B. Persons, M.D.

                  2.2 Merger Agreement, dated June 30, 1997, by and among the Company, Mid-Atlantic Orthopaedic Specialists, P.C., Robert J. Cirincione, M.D., Richard S. Milford, M.D. and Thomas G. Amalfitano, M.D.


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


                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPECIALTY CARE NETWORK, INC.
                                              (Registrant)


                                     By  \s\ D. Paul Davis
                                         ---------------------------------------
                                         D. Paul Davis
                                         Senior Vice President of
                                         Finance/Controller


Dated:  July 29, 1997



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


                                  EXHIBIT INDEX

Exhibit
Number                             Description

2.1 Merger Agreement, dated June 30, 1997, by and among the Company, Drs. Howell, Ryder, Kells & Persons, Inc., Douglas U. Kells, M.D. and Jeffrey B. Persons, M.D.*

2.2 Merger Agreement, dated June 30, 1997, by and among the Company, Mid-Atlantic Orthopaedic Specialists, P.C., Robert J. Cirincione, M.D., Richard S. Milford, M.D. and Thomas G. Amalfitano, M.D.*


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*  The exhibits and schedules to this document (which are either listed in the table of contents or following the document) have been omitted. The
   Company agrees to furnish supplementally a copy of any of the omitted exhibits to the Securities and Exchange Commission upon request.



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